EXHIBIT 4.69


                             SUBSCRIPTION AGREEMENT
                                      UNITS


To:      Amador Gold Corp. (the "Issuer") of 16493 - 26th Avenue,  Surrey,  B.C.
         V3S 9W9

The undersigned (the "Subscriber") hereby acknowledges that the Issuer is proceeding with a private placement of units of the Issuer (the "Units") at a price of $0.10 per Unit, each Unit being comprised of one common share in the capital of the Issuer (a "Share") and one common share purchase warrant of the Issuer (a "Warrant"), and tenders to the Issuer this subscription offer which, upon acceptance by the Issuer, will constitute an agreement of the Subscriber to subscribe for, take up, purchase and pay for and, on the part of the Issuer, to issue and sell to the Subscriber the number of Units set out below (the "Purchased Securities") on the terms and subject to the conditions set out in this Agreement.

      ---------------------------------------------------       --------
      Number of Units: ..................................        750,000
      Total Purchase Price at $0.10 per Unit: ...........       $ 75,000
      ---------------------------------------------------       --------

PLEASE MAKE CHEQUES AND BANK DRAFTS PAYABLE TO "AMADOR GOLD CORP."

DATED at Vancouver, B.C. this 13th day of April, 2005.


HASTINGS MANAGEMENT CORP.                           711-675 WEST HASTINGS STREET
                                                    VANCOUVER, BRITISH COLUMBIA
                                                    V6B 1N2

by: /S/ RICHARD W. HUGHES
    ------------------------
Richard W. Hughes, President
                                                    604-685-2222
                                                    (Telephone Number)

                                                    604-685-3764
                                                    (Facsimile Number)

DETAILS OF BENEFICIAL PURCHASER IF NOT SAME AS SUBSCRIBER:

---------------------------------------         --------------------------------
(Name - please print)                           (Beneficial Purchaser's Address)

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---------------------------------------         --------------------------------
(if space is inadequate please attach a
   schedule containing the necessary
             information)

REGISTRATION INSTRUCTIONS:                      DELIVERY INSTRUCTIONS:

---------------------------------------         Instructions:
Name

---------------------------------------         --------------------------------
Account reference, if applicable                Account reference, if applicable

---------------------------------------         --------------------------------
Address                                         Contact Name

---------------------------------------         --------------------------------
                                                Address

                                                --------------------------------


                                                --------------------------------
                                                Telephone Number

                                                --------------------------------
                                                Facsimile Number

PRESENT OWNERSHIP OF SECURITIES

The Subscriber either [CHECK APPROPRIATE BOX]:

[_] owns directly or indirectly, or exercises control or direction over, no common shares in the capital of the Issuer or securities convertible into common shares in the capital of the Issuer; or


[X] owns directly or indirectly, or exercises control or direction over, 100,000 common shares in the capital of the Issuer and convertible securities entitling the Subscriber to acquire an additional 100,000 common shares in the capital of the Issuer.


INSIDER STATUS

The Subscriber either [CHECK APPROPRIATE BOX]:

[X] is an "Insider" of the Issuer as defined in the SECURITIES ACT (British Columbia); or

[_]      is not an Insider of the Issuer.

MEMBER OF "PRO GROUP"

The Subscriber either [CHECK APPROPRIATE BOX]:

[_] is a Member of the "Pro Group" as defined in the Rules of the TSX Venture Exchange; or

[X]      is not a member of the Pro Group.

This subscription is accepted by Amador Gold Corp. on the 13th day of April, 2005.


AMADOR GOLD CORP.

Per:

/s/ RUPERT L. BULLOCK
----------------------------
Rupert L. Bullock, President


1.       INTERPRETATION

1.1.     In this Agreement, unless the context otherwise requires:

         (a) "1933 Act" means the United States SECURITIES ACT of 1933, as amended;

         (b)      "Acts" means the Alberta Act and the B.C. Act, collectively;

         (c) "Alberta Act" means the SECURITIES ACT (Alberta), the regulations and rules made thereunder and all instruments, policy statements, blanket orders, notices, directions and rulings issued by the Alberta Securities Commission, all as amended;

         (h) "B.C. Act" means the SECURITIES ACT (British Columbia), the regulations and rules made thereunder and all instruments, policy statements, blanket orders, notices, directions and rulings issued by the British Columbia Securities Commission, all as amended;

         (i) "BI 72-503" means BC Instrument 72-503 of the British Columbia Securities Commission entitled "Distribution of Securities Outside of British Columbia";

         (j) "Closing" means the day the Purchased Securities are issued to the Subscriber;

         (k) "Commissions" means the Alberta Securities Commission and the British Columbia Securities Commission;

         (l) "Directed Selling Efforts" has the meaning ascribed to it in Regulation S;

         (m)      "Exchange" means the TSX Venture Exchange;

         (n)      "Exemptions"   means  the   exemptions   from  the  prospectus
                  requirements of the Acts which are outlined in Part 3 and 5 of Multilateral Instrument 45-103 or BI 72-503;

         (o)      "Foreign Issuer" has that meaning ascribed to it in Regulation
                  S;

         (p) "Multilateral Instrument 45-102" means Multilateral Instrument 45-102 "Resale of Securities" published by the Canadian Securities Administrators;

         (q) "Multilateral Instrument 45-103" means Multilateral Instrument 45-103 "Capital Raising Exemptions" adopted by the Alberta and British Columbia Securities Commissions;

         (r) "Parties" or "Party" means the Subscriber, the Issuer or both, as the context requires;

         (s) "Private Placement" means the offering of the Units on the terms and conditions contained in this Agreement;

         (t) "Purchased Securities" means those Units which the Subscriber has agreed to purchase under this Agreement;

         (u)      "Regulation "S" means Regulation S promulgated  under the 1933
                  Act;

         (v)      "Regulatory   Authorities"   means  the  Commissions  and  the
                  Exchange;

         (w) "Securities" means the Units, Shares, the Warrants and the Warrant Shares;

         (x) "Shares" means the previously unissued common shares in the capital of the Issuer offered by the Issuer pursuant to the Private Placement comprising part of the Units;

         (y) "Substantial U.S. Market Interest" has that meaning ascribed to it in Regulation S;

         (z)      "United States" has that meaning  ascribed to it in Regulation
                  S;

         (aa) "Units" means the units of the Issuer offered by the Issuer pursuant to the Private Placement, each comprised of one Share and one Warrant;

         (bb) "U.S. Person" has that meaning ascribed to it in Regulation S (which includes, but is not limited to, an individual resident in the United States and an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the United States);

         (cc) "Warrants" means share purchase warrants of the Issuer which will be issued as part of the Units; and

         (dd) "Warrant Shares" means the previously unissued common shares in the capital of the Issuer which will be issued upon the exercise of the Warrants.

1.2 Time is of the essence of this Agreement and will be calculated in accordance with the provisions of the INTERPRETATION ACT (British Columbia).

1.3 This Agreement is to be read with all changes in gender or number as required by the context.

1.4 The headings in this Agreement are for convenience of reference only and do not affect the interpretation of this Agreement.

1.5      All references to currency refer to Canadian dollars.

1.6 This Agreement is governed by, subject to and interpreted in accordance with the laws prevailing in the Province of British Columbia and the courts of the Province of British Columbia will have the exclusive jurisdiction over any dispute arising in connection with this Agreement.

2.       THE UNITS

2.1 The Shares and Warrants will be issued and registered in the name of the Subscriber or its nominee.

2.2 The aggregate subscription price for the Units will be allocated to the Shares.

3.       THE WARRANTS

3.1 Each whole Warrant will entitle the holder, on exercise, to purchase one Warrant Share at a price of $0.10 for a TWO year period following the Closing.

3.2 The certificates representing the Warrants will, among other things, include provisions for the appropriate adjustment in the class, number and price of the Warrant Shares issued on exercise of the Warrants upon the occurrence of certain events, including any subdivision, consolidation or reclassification of the Issuer's common shares, the payment of stock dividends and the amalgamation of the Issuer.

3.3 The issue of the Warrants will not restrict or prevent the Issuer from obtaining any other financing, or from issuing additional securities or rights, during the period within which the Warrants may be exercised.

4.       REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER

4.1 The Subscriber acknowledges, represents, warrants and covenants to and with the Issuer that, as at the date given above and at the Closing:

         (a) no prospectus has been filed by the Issuer with any of the Commissions in connection with the issuance of the Securities, such issuance is exempted from the prospectus requirements of the Acts and that:

                  (i) the Subscriber is restricted from using most of the civil remedies available under the Acts;

                  (ii) the Subscriber may not receive information that would otherwise be required to be provided to him under the Acts; and

                  (iii) the Issuer is relieved from certain obligations that would otherwise apply under the Acts;

         (b) the Subscriber certifies that it is resident in British Columbia or Alberta or resident outside of Canada and the United States;

         (c)      the Subscriber:

                  (i) is purchasing the Purchased Securities as principal for its own account and not for the benefit of any other person or is deemed under the Acts to be purchasing the Purchased Securities as principal, and in either case is purchasing the Purchased Securities for investment only and not with a view to the resale or distribution of all or any of the Purchased Securities; or

                  (ii) is purchasing as agent for a disclosed principal and is not deemed under the Acts to be purchasing the Purchased Securities as principal, and it is duly authorized to enter into this Agreement and to execute and deliver all documentation in connection with the purchase on behalf of such disclosed principal, who is purchasing as principal for its own account and not for the benefit of any other person and for investment only and not with a view to the resale or distribution of all or any of the Purchased Securities;

         (d) the Subscriber, if not a resident of British Columbia, certifies that it is not resident in British Columbia and acknowledges that:

                  (i)      no  securities   commission  or  similar   regulatory
                           authority has reviewed or passed on the merits of the Securities;

                  (ii) there is no government or other insurance covering the Securities;

                  (iii) there are risks associated with the purchase of the Securities;

                  (iv) there are restrictions on the Subscriber's ability to resell the Securities and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Securities; and

                  (v) the Issuer has advised the Subscriber that the Issuer is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell the Securities through a person registered to sell securities under the Acts and, as a consequence of acquiring the Securities pursuant to this exemption, certain protections, rights and remedies provided by the Act, including statutory rights of rescission or damages, will not be available to the Subscriber;

         (e) if the Subscriber is resident outside of Canada and the United States, the Subscriber:

                  (i) is knowledgeable of, or has been independently advised as to the applicable securities laws of the securities regulatory authorities (the "Authorities") having application in the jurisdiction in which the Subscriber is resident (the "International Jurisdiction") which would apply to the acquisition of the Securities, if any;

                  (ii) is purchasing the Purchased Securities pursuant to exemptions from the prospectus and registration requirements under the applicable securities laws of the Authorities in the International Jurisdiction or, if such is not applicable, the Subscriber is permitted to purchase the Purchased Securities under the applicable securities laws of the Authorities in the International Jurisdiction without the need to rely on any exemption; and

                  (iii) the applicable securities laws of the Authorities in the International Jurisdiction do not require the Issuer to make any filings or seek any approvals of any nature whatsoever from any Authority of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of the Purchased Securities;

         (f) to the best of the Subscriber's knowledge, the Units were not advertised;

         (g) no person has made to the Subscriber any written or oral representations:

                  (i) that any person will resell or repurchase any of the Securities;

                  (ii) that any person will refund the purchase price of any of the Securities;

                  (iii) as to the future price or value of any of the Securities; or

                  (iv) that any of the Securities will be listed and posted for trading on a stock exchange or that application has been made to list and post the any of the Securities for trading on a stock exchange, other than the listing of the Shares and the Warrant Shares on the Exchange;

         (h) the Subscriber is not a "control person" of the Issuer as defined in the Acts, will not become a "control person" by virtue of the purchase of the Purchased Securities, and does not intend to act in concert with any other person to form a control group of the Issuer;

         (i) this subscription has not been solicited in any other manner contrary to the Acts or the 1933 Act;

         (j) the Subscriber acknowledges that the Securities have not been registered under the 1933 Act or the securities laws of any state of the United States, and such securities must be held indefinitely and may not be offered or sold unless registered under the 1933 Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available, and that the Issuer has no obligation or present intention of filing a registration statement under the 1933 Act in respect of the any of the Securities;

         (k) the Purchased Securities are not being acquired directly or indirectly, for the account or benefit of a U.S. Person or a person in the United States and the Subscriber does not have any agreement or understanding (either written or oral) with any U.S. Person of a person in the United States respecting:

                  (i) the transfer or assignment of any rights or interest in any of the Securities;

                  (ii) the division of profits, losses, fees, commissions, or any financial stake in connection with this subscription; or

                  (iii)    the voting of the Shares or the Warrant Shares;

         (l) the current structure of this transaction and all transactions and activities contemplated hereunder is not a scheme to avoid the registration requirements of the 1933 Act;

         (m)      it  has  no  intention  to  distribute   either   directly  or
                  indirectly any of the Securities in the United States or to U.S. Persons;

         (n) the Subscriber acknowledges and agrees that the offer to purchase the Purchased Securities was not made to the Subscriber when the Subscriber was in the United States and that:

                  (i)      the Subscriber is not a U.S. Person;

                  (ii) the Subscriber is not and will not be purchasing the Purchased Securities for the account or benefit of any U.S. Person;

                  (iii) the Subscriber will not engage in any Directed Selling Efforts in respect of the Securities;

                  (iv) the Subscriber agrees not to engage in hedging transactions with regard to the Securities except in compliance with the 1933 Act; and

                  (v) the Issuer shall refuse to register any transfer of the Securities not made in accordance with the provisions of Regulation S, pursuant to registration under the 1933 Act, or pursuant to an available exemption from registration under the 1933 Act;

         (o) the Subscriber has no knowledge of a "material fact" or "material change" (as those terms are defined in the Acts) in the affairs of the Issuer that has not been generally disclosed to the public, save knowledge of this particular transaction;

         (p) the Subscriber's decision to tender this offer and purchase the Purchased Securities has not been made as a result of any verbal or written representation as to fact or otherwise made by or on behalf of the Issuer, or any other person and is based entirely upon currently available public information concerning the Issuer and the information contained in this Agreement;

         (q)      the  offer  made  by  this  subscription  is  irrevocable  and
                  requires   acceptance  by  the  Issuer  and  approval  of  the
                  Exchange;

         (r) the Issuer will have the right to accept this subscription offer in whole or in part and the acceptance of this subscription offer will be conditional upon the sale of the Purchased Securities to the Subscriber being exempt from the prospectus requirements of the relevant securities legislation;

         (s) the Subscriber has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto and, if an individual is of full age of majority, and if the Subscriber is a corporation it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation, and all necessary approvals by its directors, shareholders and others have been given to authorize the execution of this Agreement on behalf of the Subscriber;

         (t) the entering into of this Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a part or by which he is or may be bound;

         (u) this Agreement has been duly executed and delivered by the Subscriber and constitutes a legal, valid and binding obligation of the Subscriber enforceable against the Subscriber;

         (v) the Subscriber has been independently advised as to the applicable hold periods imposed in respect of the Securities by applicable securities legislation and regulatory policies and confirms that no representations by the Issuer have been made respecting the hold periods applicable to the Securities and is aware of the risks and other characteristics of the Securities and of the fact that the Subscriber may not be able to resell the Securities purchased by it except in accordance with the applicable securities legislation and regulatory policies and that the Securities may be subject to resale restrictions and may bear a legend to this effect;

         (w)      the  Subscriber,  and any  beneficial  purchaser  for whom the
                  Subscriber   is  acting,   is  resident  in  the  province  or
                  jurisdiction set out on the cover page of this Agreement;

         (x) if required by applicable securities legislation, policy or order or by any securities commission, stock exchange or other regulatory authority, the Subscriber will execute, deliver, file and otherwise assist the Issuer in filing such reports, undertakings and other documents with respect to the issue of the Securities as may be required;

         (y) the Subscriber has not purchased the Purchased Securities as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communication published in any newspaper, magazine or similar media or broadcast over radio, television or internet or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

         (z) the Subscriber has been advised to consult its own legal advisors with respect to resale restrictions applicable to the Securities and the Subscriber is solely responsible (and the Issuer is not responsible) for compliance with applicable resale restrictions;

         (aa)     this   Subscription   Agreement  has  been  duly  and  validly
                  authorized, executed and delivered by and constitutes a legal, valid, binding and enforceable obligation of the Subscriber;

         (bb) the Subscriber, or, where it is not purchasing as principal, each beneficial purchaser, has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment and is able to bear the economic risk of loss of its investment; and

         (cc) the Subscriber agrees that the above representations, warranties and covenants in this subsection will be true and correct both as of the execution of this subscription and as of the day of Closing.

4.2 The foregoing representations, warranties and covenants will survive the Closing and are made by the Subscriber with the intent that they be relied upon by the Issuer in determining its suitability as a purchaser of Units, and the Subscriber hereby agrees to indemnify the Issuer against all losses, claims, costs, expenses and damages or liabilities which any of them may suffer or incur as a result of reliance thereon. The Subscriber undertakes to notify the Issuer immediately of any change in any representation, warranty or other information relating to the Subscriber set forth herein which takes place prior to the Closing.

5.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE ISSUER

5.1 The Issuer represents, warrants and covenants that, as of the date given above and at the Closing:

         (a) the Issuer is a valid and subsisting corporation in good standing under the laws of the Province of British Columbia;

         (b) the Issuer is duly registered and licensed to carry on business in the jurisdictions in which it carries on business or owns property where required under the laws of that jurisdiction;

         (c) the authorized capital of the Issuer is 100,000,000 common shares without par value and the issued capital of the Issuer is 24,522,915 common shares that are fully paid and non-assessable;

         (d) the Issuer will reserve or set aside sufficient shares in its treasury to issue the Shares and the Warrant Shares, and upon their issuance the Shares and the Warrant Shares will be duly and validly issued as fully paid and non-assessable;

         (e) the Issuer is the beneficial owner of the interests in the properties, business or assets, all agreements by which the Issuer holds an interest in a property, business or assets are in good standing according to their terms and the properties are in good standing under the applicable laws of the jurisdictions in which they are situated;

         (f) the financial statements of the Issuer filed with any of the Commissions have all been prepared in accordance with Canadian generally accepted accounting principles, accurately reflect the financial position and all material liabilities (accrued, absolute, contingent or otherwise) of the Issuer as of the date thereof, and no adverse material changes in the financial position of the Issuer have taken place since the date thereof;

         (g) the Issuer has complied and will comply fully with the requirements of all applicable corporate and securities laws and administrative policies and directions, including, without limitation, the Acts and the British Columbia Corporations Act in relation to the issue and trading of its securities and in all matters relating to the Private Placement;

         (h) there is not presently, and will not be until the closing of the Private Placement, any material change, as defined in the Acts, relating to the Issuer or change in any material fact, as defined in the Acts, relating to the Issuer or any of the Securities which has not been or will not be fully disclosed in accordance with the requirements of the Acts and the policies of the Exchange;

         (i) the issue and sale of the Securities by the Issuer does not and will not conflict with, and does not and will not result in a breach of, any of the terms of the Issuer's incorporating documents or any agreement or instrument to which the Issuer is a party;

         (j) the Issuer is not a party to any actions, suits or proceedings which could materially affect its business or financial condition, and to the best of the Issuer's knowledge no such actions, suits or proceedings are contemplated or have been threatened;

         (k)      there  are  no   judgments   against  the  Issuer   which  are
                  unsatisfied, nor is the Issuer subject to any consent decrees or injunctions;

         (l) this Agreement has been or will be by the Closing, duly authorized by all necessary corporate action on the part of the Issuer, and the Issuer has or will have by the Closing full corporate power and authority to undertake the Private Placement;

         (m) the Issuer is or will be prior to the Closing a "Qualifying Issuer" as defined in Multilateral Instrument 45-102 and the "hold period" under Multilateral Instrument 45-102 will not exceed four months from the date of issuance of the Purchased Securities in respect of the Shares, the Warrants and the Warrant Shares;

         (n) the Issuer is not in default of any of the requirements of the Acts or any of the administrative policies or notices of the Exchange;

         (o) no order ceasing or suspending trading in securities of the Issuer nor prohibiting the sale of such securities has been issued to and is outstanding against the Issuer or its directors, officers or promoters or against any other companies that have common directors, officers or promoters and no investigations or proceedings for such purposes are pending or threatened;

         (p) except as disclosed in the Company's financial statements, no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming such a right, agreement or option, for the issue or allotment of any unissued shares in the capital of the Issuer or its subsidiaries, if any, or any other security convertible into or exchangeable for any such shares, or to require the Issuer or its subsidiaries, if any, to purchase, redeem or otherwise acquire any of the issued and outstanding shares in its capital;

         (q) the Issuer has filed all federal, provincial, local and foreign tax returns which are required to be filed, or have requested extensions thereof, and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for such assessments, fines and penalties which are currently being contested in good faith; and

         (r) the Issuer has established on its books and records reserves which are adequate for the payment of all taxes not yet due and payable and there are no liens for taxes on the assets of the Issuer or its subsidiaries, if any, except for taxes not yet due, and there are no audits of any of the tax returns of the Issuer which are known by the Issuer's management to be pending, and there are no claims which have been or may be asserted relating to any such tax returns which, if determined adversely, would result in the assertion by any governmental agency of any deficiency which would have a material adverse effect on the properties, business or assets of the Issuer.

5.2 The representations and warranties contained in this section will survive the Closing.

6.       CLOSING

6.1 The Closing will take place after the date of the conditional letter of acceptance of the Exchange for the Private Placement on such date as is determined by the Issuer, but in any event no later than 90 days following the date of this Agreement.

6.2      Upon execution of this  Agreement,  the Subscriber  will deliver to the
Issuer:

         (a)      this subscription form, duly executed; and

         (b) a certified cheque or bank draft for the total price of the Purchased Securities made payable to the Issuer.

6.3 As soon as practicable following the Closing Date, the Issuer will deliver the Subscriber the certificates representing the Shares and the Warrants comprising the Subscriber's Units registered in the name of the Subscriber or its nominee.

7.       RESALE RESTRICTIONS

The Subscriber understands and acknowledges that the Shares and Warrants comprising the Units and the Warrant Shares issuable on exercise of the Warrants will be subject to certain resale restrictions under the Acts, the 1933 Act, the laws of the jurisdiction in which the Subscriber resides and the Exchange's policies, the terms of which may be endorsed on the certificates representing such Securities, and the Subscriber agrees to comply with such resale restrictions. The Warrants are non-transferrable. The Subscriber also acknowledges that it has been advised to consult its own independent legal advisor with respect to the applicable resale restrictions and the Subscriber is solely responsible for complying with such restrictions and the Issuer is not in any manner responsible for ensuring compliance by the Subscriber with the applicable resale restrictions.

8.       MISCELLANEOUS

8.1 The Subscriber hereby authorizes the Issuer to correct any errors in, or complete any minor information missing from this Agreement. The Subscriber consents to the filing of such documents and any other documents as may be required to be filed with any stock exchange or securities regulatory authority in connection with the Private Placement.

8.2 Without limitation, this subscription and the transactions contemplated hereby are conditional upon and subject to the Issuer receiving the Exchange's approval of this subscription and the transactions contemplated hereby.

8.3 This Agreement, which includes any interest granted or right arising under this Agreement, may not be assigned or transferred.

8.4 Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the Parties with respect to the Securities and there are no other terms, conditions, representations or warranties whether expressed, implied, oral or written, by statute, by common law, by the Issuer, or by anyone else.

8.5      The Parties may amend this Agreement only in writing.

8.6 This Agreement enures to the benefit of and is binding upon the Parties and, as the case may be, their respective heirs, executors, administrators and, successors.

8.7 A Party will give all notices or other written communications to the other Party concerning this Agreement by hand or by registered mail addressed to such other Party's respective address which is noted on the cover page of this Agreement.

8.8 This Agreement may be executed in counterparts, each of which when delivered will be deemed to be an original and all of which together will constitute one and the same document and the Issuer will be entitled to rely on delivery by facsimile machine of an executed copy of this subscription, and acceptance by the Issuer of such facsimile copy will be equally effective to create a valid and binding agreement between the Subscriber and the Issuer as if the Issuer had accepted the subscription originally executed by the Subscriber.